                                                                    Exhibit 14.1

         LONE STAR STEAKHOUSE & SALOON INC. CODE OF ETHICS FOR FINANCIAL
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                                 PROFESSIONALS
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The Lone Star Steakhouse & Saloon Inc. ("Lone Star") Code of Ethics for
Financial Professionals applies to the principal executive officer of Lone Star and its reporting subsidiaries and all professionals serving in a finance, accounting, treasury, tax or investor relations role ("Financial Executives").

You agree to:

     (a)  Engage in and promote honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships;

     (b)  Avoid conflicts of interest and to disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

     (c)  Take all reasonable measures to protect the confidentiality of non-public information about Lone Star or its subsidiaries and their customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

     (d)  Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that Lone Star or its subsidiaries files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by Lone Star or its subsidiaries;

     (e)  Comply with applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations of which Lone Star or its subsidiaries is a member; and

     (f)  Promptly report any possible violation of this Code of Ethics to the
          Audit Committee.

You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead Lone Star or its subsidiaries'
independent public auditors for the purpose of rendering the financial statements of Lone Star or its subsidiaries misleading.

You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment.
Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, your supervisors and/or Lone
Star.

You should act extremely cautiously in interpreting and applying this Code. You should consult with the Audit Committee with respect to any proposed actions or arrangements that are not clearly consistent with the Code. In the event that you wish to engage in a proposed action or arrangement that is not consistent with the Code, you must obtain a waiver of the relevant Code provisions in advance from the Audit Committee.

The  Sarbanes-Oxley  Act of 2002 imposes certain reporting  requirements on Lone
Star  with  respect  to  our  principal  executive  officer  and  our  Financial
Executives' compliance with the Code. In accordance with these requirements,  we will  publicly  report  on a  Current  Report  on Form  8-K any  waivers  of any provision of the Code  granted by our Board of Directors to our Chief  Executive
Officer or any  Financial  Executive.  Violations of the Code by you may also be immediately reported on Form 8-K.

If you have any  questions  regarding  the best course of action in a particular situation,  you should promptly contact the Corporate Governance Committee.  You may choose to remain anonymous in reporting any possible  violation of this Code of Ethics.

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YOUR PERSONAL COMMITMENT TO THE LONE STAR CODE OF ETHICS FOR FINANCIAL
PROFESSIONALS

I acknowledge that I have received and read the Lone Star Code of Ethics for
Financial Professionals and understand my obligations as an employee to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics does not constitute a contract of employment.

Please sign here:                               Date:
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Please print your name:
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This signed and completed form must be returned to the Corporate Governance
Committee.

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